EXHIBIT 4.4



                             1996 STOCK OPTION PLAN
                                       OF
                             AMAREX TECHNOLOGY, INC.


         1. PURPOSE OF THE PLAN. The purpose of this Plan (the "Plan") is to promote the interests of AMAREX TECHNOLOGY, INC. (the "Company") and its stockholders by permitting the Company to grant options to purchase shares of its Class A Stock, $.01 par value ("Class A Stock") or Class B Stock, $.01 par value ("Class B Stock"), to employees, including officers and directors of the Company and its subsidiaries, in order to attract and retain the services of such employees and to provide additional incentive to such employees by offering them a greater stake in the Company's success through increased stock ownership.

         2. STOCK SUBJECT TO THE PLAN. Options may be granted under the Plan to purchase in the aggregate not more than 20,000 shares of Class A Stock and 30,000 shares of Class B Stock, subject to adjustment as provided in Section 12 hereof. Any shares subject to options which for any reason expire or are terminated unexercised as to such shares, shall again become available for options under the Plan. Options granted under this Plan may be incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.


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         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the
Board of Directors of the Company. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted; the number of shares to be subject to each option; the option price per share; the period of each option; whether an option is an ISO or a nonqualified stock option; and the other terms and provisions of each option. Options need not be identical. The Board of Directors may also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board of Directors on the matters referred to in this Paragraph 3 shall be conclusive.

         4. ELIGIBILITY. The Board of Directors, consistent with the purposes of the Plan, may grant options from time to time, within ten (10) years from the date of adoption of the Plan by the Board of Directors of the Company, to key employees, including officers and directors, of the Company or of any of its present or future subsidiary corporations (as defined in Section 425(f) of the Code, and, at times, called the "Subsidiaries"), and covering such number of shares of Class A Stock or Class B Stock as it may determine. Employees, including those who have been granted options under stock option plans heretofore or hereafter adopted by the Company, may receive more than one option under the Plan.

         5. OPTION PRICE. The purchase price per share of the Class A Stock or Class B Stock under each option shall be determined by the Board of Directors.

         6. TERM OF OPTION. The term of each stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof. Options shall be subject to earlier termination as hereinafter provided.

         7. EXERCISE OF OPTION. The Board of Directors shall have authority in its discretion to prescribe in any option agreement that the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments at such times during said term as the Board of Directors may determine. An option may be exercised at any time or from time to time during the term of the option as to any or all full shares which have become purchasable under the provisions of the option. The Board of Directors in its discretion, may accelerate the time or times at which an option may become exercisable.

         Options granted hereunder shall be exercised by giving written notice to the Company at its principal office, presently 909 Third Avenue, New York 10022, specifying the number of shares purchased and accompanied by payment in full in cash equal to the aggregate purchase price therefor. Certificates representing the shares of stock purchased shall be issued as promptly as practicable thereafter. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan.

         8. TERMINATION OF EMPLOYMENT. All options granted under the Plan (to the extent not previously exercised) shall terminate immediately upon the termination of the employment of any option holder. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of any of the Subsidiaries, or of a corporation (or its parent or subsidiary) issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applied.

         9. STOCK OPTION AGREEMENT. Each option shall be evidenced by an appropriate agreement in such form as the Board of Directors shall from time to time prescribe which shall provide, among other things, that in the event of exercise of such option, the shares subject to option will be acquired for investment and not with a view to distribution thereof and are subject to a repurchase provision contained in the Restated Certificate of Incorporation of the Company. Nothing in the Plan or in any option contract entered into pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or the Subsidiaries, or interfere in any way with the right of the Company or the Subsidiaries to terminate his employment at any time without liability to the Company or the Subsidiaries.

         10. LISTING AND REGISTRATION OF SHARES. Each option shall be subject to the requirement that if, at any time the Board of Directors determines, in its discretion, that the listing, registration, or qualification of the shares subject to options granted hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board of Directors.

         11. FINANCIAL ASSISTANCE TO OPTIONEES. The Board of Directors may cause the Company or the Subsidiaries to give or arrange for financial assistance (including without limitation direct loans, with or without interest, secured or unsecured, or guarantees of third party loans) to an optionee for the purpose of providing funds for the purchase of stock pursuant to the exercise of an option granted under the Plan and/or for payment of taxes incurred in connection with such exercise, when in the judgment of the Board of Directors such assistance may reasonably be expected to be in the best interests of the Company, and provided that such assistance as may be granted shall be consistent with the Restated Certificate of Incorporation and By-Laws of the Company or such Subsidiary and applicable laws, and will permit the stock to be fully paid and non-assessable when issued.

         12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Class A Stock, Class B Stock or any other class of common stock of the Company, by reason of a stock dividend, share distribution, recapitalization, merger, consolidation, split-off, split-up, combination or exchange of shares, or the like, the aggregate number and kind of shares available under the Plan and the number and kind of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

         13. AMENDMENTS AND TERMINATION OF THE PLAN. The Board of Directors, without further approval of the stockholders, at any time, may suspend or terminate the Plan or amend it from time to time in such respects as it may deem advisable which do not involve a substantial departure from the principles herein set forth; provided, however, that no amendment shall be effective without prior approval of a majority of the holders of the issued and outstanding shares of stock of the Company, which would: (a) except as specified in Paragraph 12, increase the maximum number of shares for which options may be granted under the Plan; (b) change the eligibility requirements for individuals entitled to receive options hereunder; or (c) extend the maximum term of an option beyond ten years. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option, adversely affect his rights under such option.

         14. NON-TRANSFERABILITY OF OPTION. No option granted under the Plan shall be transferable and options may be exercised, during the lifetime of the holder thereof, only by him.

         15. INCENTIVE STOCK OPTIONS. Options may be granted under this Plan which are intended to be Incentive Stock Options ("ISOs"), as defined in Section 422A of the Code, subject to the provisions of this Plan and the further provisions hereinafter set forth in this Paragraph 15.

                  (a) The aggregate fair market value (determined at the time of grant of the option) of the shares of Class A Stock or Class B Stock for which any employee may be granted ISOs (under this or any other plan of the Company or its parent or subsidiary corporation) in any calendar year shall not exceed $100,000 plus a carryover amount. The carryover amount shall be one-half of the amount by which $100,000 exceeds the value determined at the time of grant of the Class A Stock or Class B Stock for which ISOs were granted to an employee in such prior year. The limitation and carryover shall be applied and carried

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forward in accordance with the provisions of Section 422A of the Code and the
Treasury Regulations thereunder.

                  (b) No ISO may be granted to any employee who, at the time the option is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, its parent and subsidiaries unless (i) the option price is at least 110% of the fair market value (determined at the time of grant) of the Class A Stock or Class B Stock subject to the ISO, and (ii) the option is not exercisable more than five years after the date of grant.

                  (c) The stock option contract executed by each employee shall include, in addition to the matters set forth in Paragraph 9 of this Plan, a provision that the ISO is not exercisable while there is outstanding (within the meaning of the Code) any ISO which was granted to the employee at an earlier time.

                  (d) Nothing in this Plan shall be construed to prohibit the grant of ISOs and nonqualified stock options to the same person, provided, that ISOs shall be clearly designated as such and provided, further, that ISOs and nonqualified stock options shall not be granted in a manner whereby the exercise of one option or ISO affects the exercisability of the other.

         16. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company within twelve months of the date the Plan is adopted by the Board of Directors of the Company, and any options granted hereunder prior to such approval shall be conditioned thereon.

                     AMENDMENT #1 TO 1996 STOCK OPTION PLAN
                                       OF
                            AMAREX TECHNOLOGY, INC.



                            UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             AMAREX TECHNOLOGY, INC.


            THE UNDERSIGNED, being the all of the directors of Amarex Technology, Inc., a Delaware corporation (the "Corporation"), acting pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware and the ByLaws of the Corporation, do hereby waive notice of meeting and unanimously consent to the adoption of the following resolutions in lieu of holding a special meeting of the Board of Directors of the Corporation (the "Board"):

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 26, 1999, by and among Comverse Technology, Inc. ("CTI"), Comverse Acquisition, Inc. ("CAI"), the Corporation, Steven Silberstang, Charles G. Cooper and Bruce Macfarlane, CAI merged with and into the Corporation, with the Corporation continuing as the surviving corporation; and

      WHEREAS, pursuant to the Merger Agreement, CTI assumed all the outstanding and unexpired options (the "Options") issued by the Corporation under the Corporation's 1996 Stock Option Plan (the "Plan"); and

      WHEREAS, pursuant to Section 3.3 of the Merger Agreement, the Board of Directors of the Corporation deems it desirable and in the best interests of the Corporation that the Plan be amended as follows:

      NOW THEREFORE, it is hereby

            RESOLVED, that each unexpired Option, outstanding as of February 26, 1999, shall no longer be exercisable for shares of capital stock, par value $.01 per share, of the Corporation (the "Corporation Capital Stock") and shall hereinafter represent a right to purchase the number of shares of common stock, par value $.10 per share, of CTI (the "CTI Common Stock"), equal to the number of shares of Corporation Capital Stock exercisable under such unexpired Option as




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
      of February 26, 1999 multiplied by 1.75 (rounded down to the nearest whole share); and further

            RESOLVED, that, as of and after February 26, 1999, the exercise price per share of CTI Common Stock for which any outstanding Option is exercisable shall be equal to the per share exercise price for the shares of Company Capital Stock purchasable pursuant to such Option as of February 26, 1999 divided by 1.75 (rounded up to the nearest penny); and further

            RESOLVED, that with respect to any outstanding Options, the Board may further adjust from time to time the number of shares of CTI Common Stock and exercise price for which such Options may be exercised to reflect any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event involving the CTI Common Stock occurring after February 26, 1999; and further

            RESOLVED, that no further Options may be granted under the Plan; and further

            RESOLVED, that the Plan shall automatically terminate upon the expiration or exercise of all the outstanding Options; and further

            RESOLVED, that all the outstanding Options shall be exercised by giving written notice to CTI at its principal office, 170 Crossways Park Drive, Woodbury, NY 11797, attn: Secretary, specifying the number of shares being purchased and accompanied by payment in full in cash of the aggregate purchase price therefor; and further

            RESOLVED, that upon exercise of any outstanding Options, the holder of any outstanding Option shall not be required to execute the letter attached as Exhibit A to the Notice of Grant of Incentive Stock Option sent to such holder; and further

            RESOLVED, that, except as permitted pursuant to the foregoing resolutions, the Board may not increase the number of shares of CTI Common Stock purchasable under any outstanding Option; and further

            RESOLVED, that except as described pursuant to the foregoing resolutions, the terms of all outstanding Options granted under the Plan



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
      shall remain in full force and effect on substantially the same terms and subject to substantially the same conditions as were applicable under such Options as originally granted by the Corporation (including term, exercisability and vesting schedule); and further

            RESOLVED, that the Secretary or the Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such additional action and to do or cause to be done all such acts or things and to execute and deliver, and to cause the Corporation to perform its obligations under, such additional agreements, consents, documents and instruments as such officer or officers may deem necessary or appropriate to effectuate the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, consents, documents and instruments to be conclusively evidenced thereby.

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
            This Consent may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned directors have executed this Consent as of the 26th day of February, 1999.



                           /s/ Kobi Alexander
                           ------------------------------------
                           Kobi Alexander



                           /s/ Itsik Danziger
                           ------------------------------------
                           Itsik Danziger



                           /s/ David Kreinberg
                           ------------------------------------
                           David Kreinberg



                           /s/ Steven Silberstang
                           ------------------------------------
                           Steven Silberstang



                           /s/ William F. Sorin
                           ------------------------------------
                           William F. Sorin

                     AMENDMENT #2 TO 1996 STOCK OPTION PLAN
                                       OF
                            AMAREX TECHNOLOGY, INC.



                            UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             AMAREX TECHNOLOGY, INC.

            THE UNDERSIGNED, being the all of the directors of Amarex Technology, Inc., a Delaware corporation (the "Corporation"), acting pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware and the ByLaws of the Corporation, do hereby waive notice of meeting and unanimously consent to the adoption of the following resolutions in lieu of holding a special meeting of the Board of Directors of the Corporation (the "Board"):

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 26, 1999, by and among Comverse Technology, Inc. ("CTI"), Comverse Acquisition, Inc. ("CAI"), the Corporation, Steven Silberstang, Charles G. Cooper and Bruce Macfarlane, CAI merged with and into the Corporation, with the Corporation continuing as the surviving corporation; and

      WHEREAS, pursuant to the Merger Agreement, CTI assumed all the outstanding and unexpired options (the "Options") issued by the Corporation under the Corporation's 1996 Stock Option Plan (the "Plan"); and

      WHEREAS, on March 16, 1999, CTI announced a three-for-two split (the "Stock Split") of its common stock, par value $.10 per share (the "CTI Common Stock"), which was effected by way of a 50% stock dividend paid on April 15, 1999; and

      WHEREAS, the Board of Directors of the Corporation is authorized under the Plan to make such necessary adjustments to any outstanding and unexpired Options to give effect to the Stock Split.

      NOW THEREFORE, it is hereby

            RESOLVED, that each unexpired Option, outstanding under the Plan as of the close of business on April 14, 1999, to purchase shares of CTI Common Stock, shall hereinafter represent a right to purchase the number of shares of CTI Common Stock equal to the product of the




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
      number of shares of CTI Common Stock purchasable under such Option calculated as of April 14, 1999 multiplied by 1.5 (rounded down to the nearest whole share); and further

            RESOLVED, that, as of and after April 15, 1999, the exercise price per share of CTI Common Stock for which any outstanding Option is exercisable shall be equal to the product of the exercise price for each share of CTI Common Stock calculated as of the close of business on April 14, 1999 multiplied by 0.667 (rounded up to the nearest penny); and further

            RESOLVED, that the Secretary or the Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such additional action and to do or cause to be done all such acts or things and to execute and deliver, and to cause the Corporation to perform its obligations under, such additional agreements, consents, documents and instruments as such officer or officers may deem necessary or appropriate to effectuate the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, consents, documents and instruments to be conclusively evidenced thereby.

            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]












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
            This Consent may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned directors have executed this Consent as of the 15th day of April, 1999.



                               /s/ Kobi Alexander
                               ---------------------------------
                               Kobi Alexander



                               /s/ Itsik Danziger
                               ---------------------------------
                               Itsik Danziger



                               /s/ David Kreinberg
                               ---------------------------------
                               David Kreinberg



                               /s/ Steven Silberstang
                               ---------------------------------
                               Steven Silberstang



                               /s/ William F. Sorin
                               ---------------------------------
                               William F. Sorin






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